UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K /A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): October 25, 2010

ECO ENERGY PUMPS, INC.
(formerly known as Eco Energy Pumps, Inc.)

(Exact name of registrant as specified in its charter)

Nevada	333-158203	26-3550371
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

112 North Curry Street, Carson City, Nevada	89703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (775) 284-3713

Copies to:
Peter Campitiello, Esq.
Tarter Krinsky & Drogin LLP
1350 Broadway
New York, New York 10018
Tel: 212-216-8085
Fax: 212-216-8001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SAFE HARBOR STATEMENT

This Current Report on Form 8-K (this Report) contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the Securities Act) and Section 21E of the Securities Exchange Act of 1934 (Exchange Act). The forward-looking statements are only predictions and provide our current expectations or forecasts of future events and financial performance and may be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “will” or “should” or, in each case, their negative, or other variations or comparable terminology, though the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements are based on current views with respect to future events and financial performance. Actual results may differ materially from those projected in the forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission (“SEC”) which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

BACKGROUND

On October 25, 2010, the Registrant consummated a Securities Exchange Agreement (the “Exchange Agreement”) with DLT International Ltd., a British Virgin Islands company (“DLT”), and the stockholders of DLT (the “DLT Stockholders”) whereby the Registrant acquired all of the issued and outstanding capital stock of DLT in exchange (the “Exchange”) for 2,267,320 newly issued shares of Common Stock (the “Common Exchange Shares”).  Pursuant to the Exchange Agreement, the Registrant’s principal shareholder, John David Palmer agreed to retire 9,300,000 shares of pre-split Common Stock.

On October 18, 2010, Eco Energy Pumps, Inc., a Nevada corporation (the “Registrant” or the “Company”), authorized its Articles of Incorporation (the “Amendment”) to change its name to DLT International, Ltd. (the “Name Change”), to increase the number of its authorized shares of capital stock from 75,000,000 to 310,000,000 shares of which 300,000,000 shares were designated common stock, par value $0.001 per share (“Common Stock”) and 10,000,000 were designated “blank check” preferred stock, par value $0.001 per share (the “Preferred Stock”) and to effect a forward-split such that fourteen and 29/100 (14.29) shares of its Common Stock were issued for every 1 share of Common Stock issued and outstanding immediately prior to filing of the Amendment (the “Split”).  The Amendment will be effective approximately twenty (20) days following the filing of a Definitive Information Statement with the Commission.

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The disclosures set forth under Item 2 are incorporated by reference into this Item 1.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Acquisition of DLT International Limited.

On October 25, 2010, Eco Energy Pumps, Inc. (the “Company” or the “Registrant”) acquired DLT International Limited., a privately held corporation organized under the laws of the British Virgin Islands (“DLT”), in accordance with a Securities Exchange Agreement (the “Exchange”).  DLT was organized under the laws of the British Virgin Islands on March 18, 2010.  DLT is a holding company whose principal operating company develops, manufactures and distributes automotive testing equipment in the People's Republic of China.  Upon consummation of the Exchange, the Registrant adopted the business plan of DLT.

Pursuant to the terms of the Exchange, the Company acquired DLT in exchange for an aggregate of 2,267,320 newly issued shares (the “Exchange Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) issued to DLT Shareholders in accordance with their pro rata ownership of DLT equity.  As a result of the Exchange, DLT became a wholly-owned subsidiary of the Company.  In addition, our principal stockholder agreed to retire their 9,300,000 shares of Common Stock.  Following the Exchange, and upon giving effect to the Split, the Company had an aggregate of approximately 36,000,000 shares issued and outstanding.

On October 18, 2010, as a condition precedent to the Exchange, a majority of the Company’s Shareholders voted to amend the Company’s Articles of Incorporation to (i) change its name to DLT International, Ltd. (the “Name Change”), (ii) increase the number of its authorized shares of capital stock from 75,000,000 to 310,000,000 shares of which (a) 300,000,000 shares were designated common stock, par value $0.001 per share and (b)10,000,000 were designated “preferred stock, par value $0.001 per share (the “Preferred Stock”), (iii) authorize the creation of a class of 10,000,000 shares of blank check preferred stock, (iv) and to effect a forward-split such that fourteen and 29/100 (14.29) shares of its Common Stock were issued for every 1 share of Common Stock issued and outstanding immediately prior to filing of the Amendment (the “Split”).

At the effective time of the Exchange, our Board of Directors was reconstituted by the resignation of John David Palmer and Jeannette Aparecida da Silva from their role as the Company’s officers and director, and the appointment of Xiu Liang Zhang as the Company’s Chairman and President; Jun Liu as a Director and Chief Executive Officer; and Zhengying Li as a Director and Chief Financial Officer. See “Directors and Executive Officers, Promoters and Control Persons.”

The parties have taken the actions necessary to provide that the Exchange is treated as a “tax free exchange” under Section 368 of the Internal Revenue Code of 1986, as amended.

Pro Forma Ownership

Following the issuance of the Exchange Shares and the retirement of our principal shareholder shares, DLT’s sole shareholder, KME Investments Group Limited, became the Registrant’s principal shareholder, owning approximately eighty-nine percent (89%) of the Registrant’s outstanding Common Stock.  Accordingly, the Exchange represents a change in control. As of the date of this report, and upon giving effect to the Split, there are 36,000,000 shares of Common Stock issued and outstanding.  For financial accounting purposes, the acquisition was a reverse acquisition of the Company by DLT under the purchase method of accounting, and was treated as a recapitalization with DLT as the acquirer. Upon consummation of the Exchange, the Company adopted the business plan of DLT.

PART I

1. DESCRIPTION OF BUSINESS

Company Overview

Eco Energy Pumps, Inc. (“Eco Energy Pumps”, “we”, “the Company”) was incorporated as a for-profit company in the State of Nevada on October 14, 2008 and established a fiscal year end of October 31.  Prior to the Exchange, we were a development-stage Company that intended to develop an efficient water pump powered by solar energy.  As a result of the Exchange with DLT International Limited (“DLT”), we have adopted the business plan of DLT.

DLT, through its wholly-owned Chinese subsidiary, Dalei Vehicle Inspecting Technology (Shen Zhen) Co., Ltd (“Dalei”), is a manufacturer and supplier of automotive emissions testing equipment and software control systems and a provider of comprehensive inspection station management services. Such services include the establishment of systems, standards and equipment supply, create inspection service market rules and formulate market rules with the government together in order to constitute a complete set of industry management methods and management measures, which include staff training, equipment access, inspection technology standards, management content and specific requirements.

The initial goal of Dalei is to construct a chain of inspection stations in China.  DLT has established a joint venture of two vehicle inspection stations, and has commenced operations.  At present company's main business is motor vehicle testing equipment and software control systems. The main target clients are the comprehensive testing centers owned by the Ministry of Transportation and the Safety Testing Centers owned by the Ministry of Public Security, military, garage workshops, motor vehicle manufacturers, public transport companies and motor vehicle exhaust gas emission testing centers owned by Ministry of Environmental Protection.

Market Opportunity

The National Bureau of Statistics announced that in 2009, the number of on road motor vehicles reached 180 million in China, an average annual growth rate of 23%. As a comparison, in 2007, there were 70 million vehicles on the road in China.  As a result, the Peoples Republic of China has provided a regulatory framework to mandate the regulation of emissions including China's Air Pollution Prevention Law, Vehicle Emission Pollution Control Technology Policy, 2005-2007 On Road Use of Motor Vehicle Pollution Control Requirements and Light-engine Vehicle Exhaust gas emission Limits and Measurement Methods (even idling law and the Summary condition).

It is estimated that by 2010 the number of on-road motor vehicles in China will reach 200 million; market total demand for 73,900 sets for exhaust gas detection equipment.  At an average of 500,000 RMB per set of equipment, market capacity could reach approximately 36.95 billion RMB.  It is further estimated that by 2013 there will be a demand for 30,000 safety inspection and comprehensive inspection stations in the domestic market. The equipment cost for each station is approximately 500,000 RMB. The total market capacity could be 15 billion RMB.

In May 2004, the People’s Republic of China enacted the Road Traffic Safety Law which required that vehicle inspection agency must be private agency after February 2006.  In 2006, the State Environmental Protection Bureau began to construct automobile exhaust emissions inspection stations across the whole nation. The government wants capable professional organizations with experience and strength to undertake this business project, which can bring a comprehensive plan to the solution in order to reduce the burden of the government administration.

As a result of additional regulatory requirements, including National Standards GB7258-2004, GB8565-2001, GA 468-2004 and JT/T478 which govern motor vehicle testing station computer control system of technical specifications and other series of technical specifications, inspection and comprehensive testing stations are required to upgrade their technology.  At present; there are more than 4,000 motor vehicle safety inspection stations nationwide. The average upgrading cost for each station is approximately 300,000 RMB. The total market capacity may be approximately 1.2 billion RMB.

Motor vehicle repair industry business standards (GB/T16739-2004) and motor vehicle passenger transport station management regulations require that motor vehicle repair workshops and passenger transport stations must be equipped with vehicle testing equipments.

At present, it is estimated that there are approximately 6,000 “second grade” motor vehicle passenger transport stations which could potentially require upgrading.  The equipment cost for each passenger transport station is approximately 200,000 RMB. Thus, since less than 10% of the stations are equipped with testing equipment must market capacity could be 1.2 billion RMB.

Vehicle inspection service currently requires compulsory annual inspection and environmental protection inspection pursuant to federal and local law.  The inspection services are conducted only by approved inspection agency according to the rules and laws stipulated by the government. It is a public service provided to the society with scope covering all vehicles for annual inspection.

Products

Smart Fuel Control System (SFCS) is a system that can change diesel or petrol vehicle into diesel/gas or petrol/gas dual-fuel vehicles.

1.           Diesel / Gas (LNG/CNG) dual-fuel system

System features

Double decompressions, positive pressure air intake, ECU intelligent electronic control, control of diesel fuel ignited, and  unique conversion throttle body.

Applicable automobile models

•	Ordinary diesel vehicles

•	Turbocharged diesel engine vehicles

Fuel species

•	Diesel

•	Compressed natural gas (CNG)

•	Liquefied natural gas (LNG)

Performance benefits

Advantage – International advanced mechanical and electrical integration technology is compatible with a variety of vehicle models and offers easy installation.

Safety – The fuel of turbocharged diesel vehicle is mixed with air after the booster.

Economic – The average replacement rate is of 50% or more. Reducing fuel costs about 30% significantly lower the total costs.

Environmental –Optimization of emissions, reduction of vehicle emissions and protection of the environment.

2.	Petrol / Gas (LPG / CNG / LNG) dual-fuel system

System function

Use of SFCS to convert vehicles into petrol / gas dual-fuel vehicles, so that the petrol and gas can be easily switched between the two fuel modes. The operation is safe and reliable. Vehicle can still obtain its normal power and also achieve significant economic benefits.

System features

Positive atmosphere for the pressure. Multi-point sequential injection. ECU intelligent electronic control. Real-time precise control of gas volume. Strong horsepower, lower gas consumption.

Applicable automobile models

•	Gasoline fuel burning cars

•	Small and medium sized vans

Fuel species

•	Gasoline, or liquefied petroleum gas (LPG),

•	Compressed natural gas (CNG),

•	Liquefied natural gas (LNG)

Performance benefits

Advantage – Internationally advanced mechanical and electrical integration technology. Engine power and nozzle self-cleaning function.

Safety – Front pressure injection gas, no ignite break-down.

Economic – Reducing fuel costs about 50% or more. Significantly lower the costs. Investment can be recovered within 4 – 6 months

Environmental –Optimization of emissions, reduction of vehicle emissions and protection for the environment.

3.	Vehicle exhaust gas emission testing equipment

The rapid increase in the number of cars in China has developed rapidly and heavily polluted city air, threatening the population’s physical health.  As a result the government has focused on reducing air pollution through a framework of regulations including such as subjecting the automobile exhaust gas emissions to rigorous testing.

Competition

Compared with other competitors in the industry, DLT has the following advantages in the vehicle testing station’s investment, construction, operation and management.

•   Brand advantage. DLT’s management has nearly 20 years experience in the field , as the biggest and most complete vehicle inspection repair equipment, computer control system and software product supplier in China, a hi-tech enterprise in Shenzhen, “DLT “ is the registered trade mark by the state industrial and commercial bureau, as well as the main equipment manufacturers in the inspection field around the country.
•   Professional technology advantage. DLT’s management has professional capability in building plan, equipment manufacture, and installation testing, with nearly 20 years experience in the field of vehicle inspection.
•   Customer resources advantage. DLT’s management has built approximately 1,000 inspection stations which includes safety inspection station, comprehensive inspection station, vehicle quality control station, and motorcycle performance test centers.
•   Sales and service network advantage.  DLT’s management has established marketing network and technical support system nation wide.

PART 1A.  RISK FACTORS

Investing in the Company's common stock involves a high degree of risk. Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this Current Report on Form 8-K, before purchasing shares of the Company's common stock. There are numerous and varied risks, known and unknown, that may prevent the Company from achieving its goals. The risks described below are not the only ones the Company will face. If any of these risks actually occur, the Company's business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of the Company's common stock could decline and investors in the Company's common stock could lose all or part of their investment.

Risk related to our Business

Because we have not yet commenced our full scale production operations, unexpected factors may hamper our efforts to implement our business plan.

The Company’s main business area is automotive inspection and testing equipment and services to vehicle operators which requires advanced and green technology for its operation. Our business plan contemplates that we will become a major provider in the field of automotive testing services and equipment. In order to achieve this, we plan to expand our chain of automotive environmental and safety testing stations from four to 100 and also expand the production of automotive environmental testing equipment. To date, however, we have built and operated testing stations only in limited areas. If we can obtain sufficient funding as planned, we will commence our operations on a much larger scale. Therefore, appropriate risk management is indispensable. The following business risks which if they occur may materially affect the Company’s performance, stock price, financial position and the decisions of our prospective investors. The actual occurrence of any of those risk factors may materially adversely affect the Company’s results of operation and financial condition.

The capital investments that we plan may result in dilution of the equity of our present shareholders.

Our business plan contemplates that we will invest approximately $3.5 million on our large-scale operations. We intend to raise a large portion of the necessary funds by selling our equity.   At present, we have no commitment from any source for those funds.  We cannot determine, therefore, the terms on which we will be able to raise the necessary funds.  It is possible that we will be required to dilute the value of our current shareholders’ equity in order to obtain the funds. The shareholders may face potential dilution from later rounds of new investors. If, however, we are unable to raise the necessary funds, our growth will be limited, as will our ability to compete effectively.  Any failure on raising sufficient funds may affect the Company’s ability to grow and develop.

If contract suppliers become unavailable or delay their production, our business will be negatively impacted.

Our future operating results may depend substantially on the good cooperation with key suppliers. It is important for the company to obtain materials, components and other goods in a timely and proper manner. If we are unable to obtain the necessary materials or components, we may experience production delays which could cause us loss of revenue. If these companies were to terminate their agreements with us without adequate notice, or fail to provide the required capacity and quality on a timely basis, we would be delayed in our ability or unable to process and deliver our products to our customers. It is necessary to procure materials, components and other goods at competitive costs and to optimize the entire supply chain, including suppliers, in order for the company to bring competitive products to market. Furthermore, any case of defective materials, components or other goods may also have an adverse effect on the reliability and reputation of the Company.

Our business and growth will suffer if we are unable to hire and retain key personnel that are in high demand.

Our future success depends on our ability to attract and retain highly skilled human resource personnel in every business area and process, including product development, production, marketing and business management Competition to obtain human resources is intensifying. In general, qualified individuals are in high demand in China, and there are insufficient experienced personnel to fill the demand.  If the company is unable to retain and obtain key human resources, this may affect the company’s performance and development.   If we are unable to successfully attract or retain the personnel we need to succeed, we will be unable to implement our business plan.

Increased government regulation of our production and/or marketing operations could diminish our profits.

The fuel production and supply business is highly regulated.  Government authorities are concerned with effect of fuel distribution on the national and local economy.  To achieve optimal availability of fuel, governments regulate many key elements of both production and distribution of fuel.  Increased government regulation may affect our business in ways that cannot be predicted at this time, potentially involving price regulation, distribution regulation, and regulation of manufacturing processes.  Any such regulation or a combination could have an adverse effect on our profitability.

In addition, the day-to-day operations of our business will require frequent interaction with representatives of the Chinese government institutions.  The national, provincial and local governments in the People’s Republic of China are highly bureaucratized.  The effort to obtain the registrations, licenses and permits necessary to carry out our business activities can be daunting.  Significant delays can result from the need to obtain governmental approval of our activities.  These delays can have an adverse effect on the profitability of our operations.  In addition, compliance with regulatory requirements applicable to fuel manufacturing and distribution may increase the cost of our operations, which would adversely affect our profitability.

Capital outflow policies in China may hamper our ability to pay dividends to shareholders in the United States.

The People’s Republic of China has adopted currency and capital transfer regulations.  Although Chinese governmental policies were introduced in 1996 to allow the convertibility of RMB into foreign currency for current account items, conversion of RMB into foreign exchange for capital items, such as foreign direct investment, loans or securities, requires the approval of the State Administration of Foreign Exchange. We may be unable to obtain all of the required conversion approvals for our operations, and Chinese regulatory authorities may impose greater restrictions on the convertibility of the RMB in the future. Because most of our future revenues will be in RMB, any inability to obtain the requisite approvals or any future restrictions on currency exchanges will limit our ability to pay dividends to our shareholders.

Currency fluctuations may adversely affect our operating results

The Company conducts its main business in China and generates revenues and incurs expenses and liabilities in RMB, the currency of the People’s Republic of China. However, as a subsidiary of DLT in China, the financial results will be reported in the United States in U.S. Dollars. Consequently, as a general rule, appreciation of RMB has a negative effect on the Company’s business performance and a depreciation of RMB has a positive effect. In this way, fluctuations in exchange rates may affect the company’s operating results.

Protection of intellectual property rights risk

DLT owns various patents and intellectual property rights. And we make every effort to secure intellectual property rights. However, in China, it may not be possible to secure sufficient protection. There is a possibility that the company’s technologies may be disclosed or misused by a third party. It is also possible that any suit in respect of intellectual property rights may be brought against the company or that the company may have to file suit in order to protect its intellectual property rights. In such cases, the company’s business operation and performance may be affected.

We are not likely to hold annual shareholder meetings in the near future.

Management does not expect to hold annual meetings of shareholders in the next few year, due to the expenses involved.  The current members of the Board of Directors were appointed to that position by the previous directors.  If other directors are added to the Board in the future, it is likely that the current directors will appoint them.  As a result, the shareholders of the Company will have no effective means of exercising control over the operations of the Company.

New face a risk of natural disasters affecting our operations.

The Company’s test stations are located in China and expanding around the country. Some natural disasters, such as earthquakes or typhoons in areas where test stations are located, may damage or destroy operations cause transportation interruptions or other similar disruptions, and thus affect the company’s performance and operations significantly.

Risks Related to the Securities Markets and Investments in Our Common Stock

Because our common stock is quoted on the "OTCBB," your ability to sell your shares in the secondary trading market may be limited.

Our common stock is currently quoted on the over-the-counter market on the OTC Electronic Bulletin Board. Consequently, the liquidity of our common stock is impaired, not only in the number of shares that are bought and sold, but also through delays in the timing of transactions, and coverage by security analysts and the news media, if any, of our company. As a result, prices for shares of our common stock may be lower than might otherwise prevail if our common stock was quoted and traded on Nasdaq or a national securities exchange.

Because our shares are "penny stocks," you may have difficulty selling them in the secondary trading market.

Federal regulations under the Securities Exchange Act of 1934 regulate the trading of so-called "penny stocks," which are generally defined as any security not listed on a national securities exchange or Nasdaq, priced at less than $5.00 per share and offered by an issuer with limited net tangible assets and revenues. Since our common stock currently is quoted on the "OTCBB" at less than $5.00 per share, our shares are "penny stocks" and may not be traded unless a disclosure schedule explaining the penny stock market and the risks associated therewith is delivered to a potential purchaser prior to any trade.

In addition, because our common stock is not listed on Nasdaq or any national securities exchange and currently is quoted at and trades at less than $5.00 per share, trading in our common stock is subject to Rule 15g-9 under the Securities Exchange Act. Under this rule, broker-dealers must take certain steps prior to selling a "penny stock," which steps include:

• obtaining financial and investment information from the investor;
• obtaining a written suitability questionnaire and purchase agreement signed by the investor; and
• providing the investor a written identification of the shares being offered and the quantity of the shares.

If these penny stock rules are not followed by the broker-dealer, the investor has no obligation to purchase the shares. The application of these comprehensive rules will make it more difficult for broker-dealers to sell our common stock and our shareholders, therefore, may have difficulty in selling their shares in the secondary trading market.

Our stock price may be volatile and your investment in our common stock could suffer a decline in value.

As of October 26, 2010, there has been no trading activities in the Company’s common stock.  There can be no assurance that a market will ever develop in the Company’s common stock in the future.  If a market does not develop then investors would be unable to sell any of the Company’s common stock likely resulting in a complete loss of any funds therein invested.

Should a market develop, the price may fluctuate significantly in response to a number of factors, many of which are beyond our control. These factors include:

• acceptance of our products in the industry;
• announcements of technological innovations or new products by us or our competitors;
• developments or disputes concerning patent or proprietary rights;
• economic conditions in China and or abroad;
• actual or anticipated fluctuations in our operating results;
• broad market fluctuations; and
• changes in financial estimates by securities analysts.

A registration of a significant amount of our outstanding restricted stock may have a negative effect on the trading price of our stock.

At October 26, 2010, shareholders of the Company had approximately 32,400,000 post-split adjusted shares of restricted stock, or 90% of the outstanding common stock. If we were to file a registration statement including all of these shares, and the registration is allowed by the SEC, these shares would be freely tradable upon the effectiveness of the planned registration statement. If investors holding a significant number of freely tradable shares decide to sell them in a short period of time following the effectiveness of a registration statement, such sales could contribute to significant downward pressure on the price of our stock.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Any credit agreements, which we may enter into with institutional lenders, may restrict our ability to pay dividends. Whether we pay cash dividends in the future will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and any other factors that the board of directors decides is relevant. Therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.

We may issue additional equity shares to fund the Company's operational requirements which would dilute your share ownership.

The Company's continued viability depends on its ability to raise capital. Changes in economic, regulatory or competitive conditions may lead to cost increases. Management may also determine that it is in the best interest of the Company to develop new services or products. In any such case additional financing is required for the Company to meet its operational requirements. There can be no assurances that the Company will be able to obtain such financing on terms acceptable to the Company and at times required by the Company, if at all. In such event, the Company may be required to materially alter its business plan or curtail all or a part of its operational plans as detailed further in Management's Discussion and Analysis in this Form 8-K. While the Company currently has no offers to sell it securities to obtain financing, sale or the proposed sale of substantial amounts of our common stock in the public markets may adversely affect the market price of our common stock and our stock price may decline substantially. In the event that the Company is unable to raise or borrow additional funds, the Company may be required to curtail significantly its operational plans as further detailed in Requirements for Additional Capital in the Management Discussion and Analysis of this Form 8-K.

The Company has been authorized to amend its Articles of Incorporation to issue up to 300,000,000,000 shares of Common Stock without additional approval by shareholders. As of October 26, 2010, we had 36,000,000 post-split adjusted shares of common stock outstanding.

Because our common stock is quoted only on the Over the Counter Bulletin Board, your ability to sell your shares in the secondary trading market may be limited.

Our common stock is quoted only on the Over the Counter Bulletin Board.  Consequently, the liquidity of our common stock is impaired, not only in the number of shares that are bought and sold, but also through delays in the timing of transactions, and coverage by security analysts and the news media, if any, of our company. As a result, prices for shares of our common stock may be different than might otherwise prevail if our common stock was quoted or traded on a national securities exchange such as the New York Stock Exchange.

Large amounts of our common stock will be eligible for resale under Rule 144.

As of October 26, 2010, approximately 32,400,000 of the 36,000,000 issued and outstanding post-split shares of the Company's common stock are restricted securities as defined under Rule 144 of the Securities Act of 1933, as amended (the “Act”) and under certain circumstances may be resold without registration pursuant to Rule 144.

In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a six month holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by a person who is not an Affiliate, as such term is defined in Rule 144(a)(1), of the Company and who has satisfied a one year holding period. Any substantial sale of the Company's common stock pursuant to Rule 144 may have an adverse effect on the market price of the Company's shares. This filing will satisfy certain public information requirements necessary for such shares to be sold under Rule 144.

The requirements of complying with the Sarbanes-Oxley act may strain our resources and distract management

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act of 2002. The costs associated with these requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. Historically, as a private company we have maintained a small accounting staff, but in order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant additional resources and management oversight will be required. This includes, among other things, retaining independent public accountants. This effort may divert management's attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, we may need to hire additional accounting and financial persons with appropriate public company experience and technical accounting knowledge, and we cannot assure you that we will be able to do so in a timely fashion.

Our executive officers, directors and principal stockholders control our business and may make decisions that are not in our stockholders' best interests.

As of October 26, 2010 our officers, directors, and principal stockholders, and their affiliates, in the aggregate, beneficially owned approximately 90% of the outstanding shares of our common stock on a fully diluted basis. As a result, such persons, acting together, have the ability to substantially influence all matters submitted to our stockholders for approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets, and to control our management and affairs. Accordingly, such concentration of ownership may have the effect of delaying, deferring or preventing a change in discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our business, even if such a transaction would be beneficial to other stockholders.

PART 2. FINANCIAL INFORMATION

MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATIONS

This Annual Report contains forward-looking statements within the meaning of the federal securities laws. These include statements about our expectations, beliefs, intentions or strategies for the future, which we indicate by words or phrases such as "anticipate," "expect," "intend," "plan," "will," "we believe," "management believes" and similar language. The forward-looking statements are based on the current expectations of the Company and are subject to certain risks, uncertainties and assumptions, including those set forth in the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in this report. Actual results may differ materially from results anticipated in these forward-looking statements. We base the forward-looking statements on information currently available to us, and we assume no obligation to update them.

Investors are also advised to refer to the information in our previous filings with the Securities and Exchange Commission (SEC), especially on Forms 10-K, 10-Q and 8-K, in which we discuss in more detail various important factors that could cause actual results to differ from expected or historic results. It is not possible to foresee or identify all such factors. As such, investors should not consider any list of such factors to be an exhaustive statement of all risks and uncertainties or potentially inaccurate assumptions.

Results of Operations

DLT International Limited (the “DLT”) was incorporated under the laws of the British Virgin Islands on March 18, 2010 and currently operates through one operating company located in People’s Republic of China (the PRC): Dalei Automobile Testing Technology (Shenzhen) Co., Ltd. (“Dalei”).  Dalei was incorporated under the laws of the PRC as a limited company on June 3, 2010.  Dalei is a vehicle inspecting technology provider in the PRC.

From March 18, 2010 (inception) to June 30, 2010, we generated revenues of $1,831,512 from the sales of vehicle inspecting machines to a number of customers.

Our gross profit margin during the period from March 18, 2010 (inception) to June 30, 2010 was 50.66%.  During the year ended June 30, 2010, our cost of sales consists of the purchase costs of inspection stations.

Selling, general and administrative expenses for the period from March 18, 2010 (inception) to June 30, 2010 were $619,926 or 33.85% of net sales. Selling, general and administrative expenses consist primarily of payroll.

Income from operations for the period from March 18, 2010 (inception) to June 30, 2010 was $307,844, and net income after income taxes for the same period was $230,883.

Our business operates primarily in Chinese Renminbi (“RMB”), but we report our results in our SEC filings in U.S. Dollars.  The conversion of our accounts from RMB to Dollars results in translation adjustments.  While our net income is added to the retained earnings on our balance sheet; the translation adjustments are added to a line item on our balance sheet labeled “accumulated other comprehensive income,” since it is more reflective of changes in the relative values of U.S. and Chinese currencies than of the success of our business.  During the period from March 18, 2010 (inception) to June 30, 2010, the effect of converting our financial results to Dollars was to add $4,371 to our accumulated other comprehensive income.

Liquidity and Capital Resources

Our principal liquidity requirements are for working capital, capital expenditures and cash dividends. We fund our liquidity requirements primarily through cash on hand, and cash flow from operations.  We believe our cash on hand, future funds from operations and borrowings from our related parties will be sufficient to fund our cash requirements for at least the next twelve months.

We ended fiscal 2010 with $93,764 of cash and cash equivalents.  The following table sets forth a summary of our cash flows for the periods indicated:

Year Ended June 30,	2010

Net cash used in operating activities	$(131,296)
Net cash used in investing activities	(1,231,778)
Net cash provided by financing activities	1,456,491
Effect of foreign currency translation	347

Net change in cash	$93,764

Operating Activities – Net cash used in operating activities for fiscal year 2010 was $131,296.

Investing Activities – Net cash used in investing activities for fiscal year 2010 was $1,231,778.  Capital expenditures represented substantially all of the net cash used in investing activities for each period. Capital expenditures primarily include our purchases of property, plant and equipment.

Financing Activities – Net cash proceeds from financing activities for fiscal 2010 was $1,456,491.  All of our cash from financing activities are the proceeds from the issue of capital.

Future Capital Requirements – We had cash on hand of $93,764 at June 30, 2010. We did not expect any material capital expenditures for fiscal 2011.

We believe we will be able to fund our cash requirements, for at least the next twelve months, from cash on hand, and operating cash flows. However, our ability to satisfy our cash requirements depends upon our future performance, which in turn is subject to general economic conditions and regional risks, and to financial, business and other factors affecting our operations, including factors beyond our control.

If we are unable to generate sufficient cash flow from operations to meet our obligations and commitments, we will be required to refinance or restructure our indebtedness or raise additional debt or equity capital. Additionally, we may be required to sell material assets or operations, suspend or further reduce dividend payments or delay or forego expansion opportunities. We might not be able to implement successful alternative strategies on satisfactory terms, if at all.

Off-Balance Sheet Arrangements and Contractual Obligations – We do not have any material off-balance sheet arrangements.

Capital Expenditure

We did not have any capital expenditures during the period from March 18, 2010 (inception) to June 30, 2010.

Critical Accounting Policies and Estimates

This discussion and analysis of our financial condition and results of operations are based on our financial statements that have been prepared under accounting principle generally accepted in the United States of America. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Method of accounting

The Group maintains its general ledger and journals with the accrual method of accounting for financial reporting purposes.  The financial statements and notes are representations of management.  Accounting policies adopted by the Group conform to generally accepted accounting principles in the United States of America (“US GAAP”) and have been consistently applied in the presentation of financial statements.

Principles of consolidation

The Company consolidates its subsidiaries and the entities it controls through a majority voting interest or otherwise, including entities that are variable interest entities (“VIEs”) for which the Company is the primary beneficiary pursuant to Accounting Standards Codification (“ASC”) No. 810, “Consolidation” (“ACS 810”).  The provisions of ASC 810 have been applied respectively to all periods presented in the consolidated financial statements.

Subsidiary

The Company consolidates its wholly owned subsidiary, Dalei Vehicle Inspecting Technology (Shen Zhen) Co., Ltd, because it controls these entities through its 100% voting interest in them.  The following sets forth information about the wholly owned subsidiaries:

Name of Subsidiary	Place & Date of Incorporation	Equity Interest Attributable to the Company (%)	Registered Capital ($)	Registered Capital (RMB)

Dalei Vehicle Inspecting Technology (Shen Zhen) Co., Ltd (“Dalei”)	PRC/June 3, 2010	100	$730,855	RMB 5,000,000

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

Economic and Political Risks

The Group’s operations are conducted in the PRC. Accordingly, the Group’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Group’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Group’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Property, plant and equipment

Plant and equipment are carried at cost less accumulated depreciation.  Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Buildings	70 years	Machinery & equipment	8 years
Office equipment	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income.

Accounting for the impairment of long-lived assets

The Group periodically evaluates the carrying value of long-lived assets to be held and used, including intangible assets subject to amortization, when events and circumstances warrant such a review, pursuant to the guidelines established in ASC No. 360, “Property, Plant and Equipment”. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.

During the reporting periods, there was no impairment loss.

Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currency of the Group is the Renminbi (RMB).  The financial statements are translated into United States dollars from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

The exchange rates used to translate amounts in RMB into USD for the purposes of preparing the consolidated financial statements were as follows:

June 30, 2010
Consolidated balance sheet	RMB 6.80860 to US$1.00
Consolidated statements of income and comprehensive income	RMB 6.83393 to US$1.00

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions.  No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.  In addition, the current foreign exchange control policies applicable in PRC also restrict the transfer of assets or dividends outside the PRC.

Cash and cash equivalents

The Group considers all highly liquid investments purchased with original maturities of nine months or less to be cash equivalents. The Group maintains bank accounts in the PRC. The Group does not maintain any bank accounts in the United States of America.   The cash located outside the United States is not restricted as to usage.

Leases

The Group did not have a lease that met the criteria of a capital lease. Leases that do not qualify as a capital lease are classified as an operating lease. Operating lease rental payments included in general and administrative expenses for the period ended June 30, 2010 was $13,736.

Advertising

The Group expensed all advertising costs as incurred.  Advertising expenses included in the general and administrative expense for the period ended June 30, 2010 was nil.

Income taxes

The Group accounts for income taxes using an asset and liability approach and allows for recognition of deferred tax benefits in future years.  Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Group is able to realize their benefits, or that future realization is uncertain.

The Group is operating in the PRC, and in accordance with the relevant tax laws and regulations of PRC, the enterprise income tax rate for the period ended June 30, 2010 was 25%.

Cash and concentration of risk

Cash includes cash on hand and demand deposits in accounts maintained within the PRC.  No bank deposit was maintained at June 30, 2010.  The Group has not experienced any losses in such accounts and believes it is not exposed to any risk on its cash in bank accounts.

Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.  Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements.  The Group’s current component of other comprehensive income is the foreign currency translation adjustment.

Recent Accounting Pronouncements

ASC 105, Generally Accepted Accounting Principles (“ASC 105”) (formerly Statement of Financial Accounting Standards No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles a replacement of FASB Statement No. 162) reorganized by topic existing accounting and reporting guidance issued by the Financial Accounting Standards Board (“FASB”) into a single source of authoritative generally accepted accounting principles (“GAAP”) to be applied by nongovernmental entities. All guidance contained in the Accounting Standards Codification (“ASC”) carries an equal level of authority. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. Accordingly, all other accounting literature will be deemed “non-authoritative”. ASC 105 is effective on a prospective basis for financial statements issued for interim and annual periods ending after September 15, 2009. The Company has implemented the guidance included in ASC 105 as of July 1, 2009. The implementation of this guidance changed the Company’s references to GAAP authoritative guidance but did not impact the Company’s financial position or results of operations.

ASC 855, Subsequent Events (“ASC 855”) (formerly Statement of Financial Accounting Standards No. 165, Subsequent Events) includes guidance that was issued by the FASB in May 2009, and is consistent with current auditing standards in defining a subsequent event. Additionally, the guidance provides for disclosure regarding the existence and timing of a company’s evaluation of its subsequent events. ASC 855 defines two types of subsequent events, “recognized” and “non-recognized”. Recognized subsequent events provide additional evidence about conditions that existed at the date of the balance sheet and are required to be reflected in the financial statements. Non-recognized subsequent events provide evidence about conditions that did not exist at the date of the balance sheet but arose after that date and, therefore; are not required to be reflected in the financial statements. However, certain non-recognized subsequent events may require disclosure to prevent the financial statements from being misleading. This guidance was effective prospectively for interim or annual financial periods ending after June 15, 2009. The Company implemented the guidance included in ASC 855 as of April 1, 2009. The effect of implementing this guidance was not material to the Company’s financial position or results of operations.

ASC 805, Business Combinations (“ASC 805”) (formerly included under Statement of Financial Accounting Standards No. 141 (revised 2007), Business Combinations) contains guidance that was issued by the FASB in December 2007. It requires the acquiring entity in a business combination to recognize all assets acquired and liabilities assumed in a transaction at the acquisition-date fair value, with certain exceptions. Additionally, the guidance requires changes to the accounting treatment of acquisition related items, including, among other items, transaction costs, contingent consideration, restructuring costs, indemnification assets and tax benefits. ASC 805 also provides for a substantial number of new disclosure requirements. ASC 805 also contains guidance that was formerly issued as FSP FAS 141(R)-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies which was intended to provide additional guidance clarifying application issues regarding initial recognition and measurement, subsequent measurement and accounting, and disclosure of assets and liabilities arising from contingencies in a business combination. ASC 805 was effective for business combinations initiated on or after the first annual reporting period beginning after December 15, 2008. The Company implemented this guidance effective January 1, 2009. Implementing this guidance did not have an effect on the Company’s financial position or results of operations; however it will likely have an impact on the Company’s accounting for future business combinations, but the effect is dependent upon acquisitions, if any, that are made in the future.

ASC 810, Consolidation (“ASC 810”) includes new guidance issued by the FASB in December 2007 governing the accounting for and reporting of noncontrolling interests (previously referred to as minority interests). This guidance established reporting requirements which include, among other things, that noncontrolling interests be reflected as a separate component of equity, not as a liability. It also requires that the interests of the parent and the noncontrolling interest be clearly identifiable. Additionally, increases and decreases in a parent’s ownership interest that leave control intact shall be reflected as equity transactions, rather than step acquisitions or dilution gains or losses. This guidance also requires changes to the presentation of information in the financial statements and provides for additional disclosure requirements. ASC 810 was effective for fiscal years beginning on or after December 15, 2008. The Company implemented this guidance as of January 1, 2009. The effect of implementing this guidance was not material to the Company’s financial position or results of operations.

ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) (formerly included under Statement of Financial Accounting Standards No. 157, Fair Value Measurements) includes guidance that was issued by the FASB in September 2006 that created a common definition of fair value to be used throughout generally accepted accounting principles. ASC 820 applies whenever other standards require or permit assets or liabilities to be measured at fair value, with certain exceptions. This guidance established a hierarchy for determining fair value which emphasizes the use of observable market data whenever available. It also required expanded disclosures which include the extent to which assets and liabilities are measured at fair value, the methods and assumptions used to measure fair value and the effect of fair value measures on earnings. ASC 820 also provides additional guidance for estimating fair value when the volume and level of activity for the asset or liability have significantly decreased. The emphasis of ASC 820 is that fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between willing market participants, under current market conditions. ASC 820 also further clarifies the guidance to be considered when determining whether or not a transaction is orderly and clarifies the valuation of securities in markets that are not active. This guidance includes information related to a company’s use of judgment, in addition to market information, in certain circumstances to value assets which have inactive markets.

Fair value guidance in ASC 820 was initially effective for fiscal years beginning after November 15, 2007 and for interim periods within those fiscal years for financial assets and liabilities. The effective date of ASC 820 for all non-recurring fair value measurements of nonfinancial assets and nonfinancial liabilities was fiscal years beginning after November 15, 2008. Guidance related to fair value measurements in an inactive market was effective in October 2008 and guidance related to orderly transactions under current market conditions was effective for interim and annual reporting periods ending after June 15, 2009.

The Company applied the provisions of ASC 820 to its financial assets and liabilities upon adoption at January 1, 2008 and adopted the remaining provisions relating to certain nonfinancial assets and liabilities on January 1, 2009. The difference between the carrying amounts and fair values of those financial instruments held upon initial adoption, on January 1, 2008, was recognized as a cumulative effect adjustment to the opening balance of retained earnings and was not material to the Company’s financial position or results of operations. The Company implemented the guidance related to orderly transactions under current market conditions as of April 1, 2009, which also was not material to the Company’s financial position or results of operations.

In August 2009, the FASB issued ASC Update No. 2009-05, Fair Value Measurements and Disclosures (Topic 820): Measuring Liabilities at Fair Value (“ASC Update No. 2009-05”). This update amends ASC 820, Fair Value Measurements and Disclosures and provides further guidance on measuring the fair value of a liability. The guidance establishes the types of valuation techniques to be used to value a liability when a quoted market price in an active market for the identical liability is not available, such as the use of an identical or similar liability when traded as an asset. The guidance also further clarifies that a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are both Level 1 fair value measurements. If adjustments are required to be applied to the quoted price, it results in a level 2 or 3 fair value measurement. The guidance provided in the update is effective for the first reporting period (including interim periods) beginning after issuance. The Company does not expect that the implementation of ASC Update No. 2009-05 will have a material effect on its financial position or results of operations.

In September 2009, the FASB issued ASC Update No. 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities that Calculate Net Asset Value per Share (or Its Equivalent) (“ASC Update No. 2009-12”). This update sets forth guidance on using the net asset value per share provided by an investee to estimate the fair value of an alternative investment. Specifically, the update permits a reporting entity to measure the fair value of this type of investment on the basis of the net asset value per share of the investment (or its equivalent) if all or substantially all of the underlying investments used in the calculation of the net asset value is consistent with ASC 820. The update also requires additional disclosures by each major category of investment, including, but not limited to, fair value of underlying investments in the major category, significant investment strategies, redemption restrictions, and unfunded commitments related to investments in the major category. The amendments in this update are effective for interim and annual periods ending after December 15, 2009 with early application permitted. The Company does not expect that the implementation of ASC Update No. 2009-12 will have a material effect on its financial position or results of operations.

In June 2009, FASB issued Statement of Financial Accounting Standards No. 167, Amendments to FASB Interpretation No. 46(R) (“Statement No. 167”). Statement No. 167 amends FASB Interpretation No. 46R, Consolidation of Variable Interest Entities an interpretation of ARB No. 51 (“FIN 46R”) to require an analysis to determine whether a company has a controlling financial interest in a variable interest entity. This analysis identifies the primary beneficiary of a variable interest entity as the enterprise that has a) the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and b) the obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity. The statement requires an ongoing assessment of whether a company is the primary beneficiary of a variable interest entity when the holders of the entity, as a group, lose power, through voting or similar rights, to direct the actions that most significantly affect the entity’s economic performance. This statement also enhances disclosures about a company’s involvement in variable interest entities. Statement No. 167 is effective as of the beginning of the first annual reporting period that begins after November 15, 2009. Although Statement No. 167 has not been incorporated into the Codification, in accordance with ASC 105, the standard shall remain authoritative until it is integrated. The Company does not expect the adoption of Statement No. 167 to have a material impact on its financial position or results of operations.

In June 2009, the FASB issued Statement of Financial Accounting Standards No. 166, Accounting for Transfers of Financial Assets an amendment of FASB Statement No. 140 (“Statement No. 166”). Statement No. 166 revises FASB Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Extinguishment of Liabilities a replacement of FASB Statement 125 (“Statement No. 140”) and requires additional disclosures about transfers of financial assets, including securitization transactions, and any continuing exposure to the risks related to transferred financial assets. It also eliminates the concept of a “qualifying special-purpose entity”, changes the requirements for derecognizing financial assets, and enhances disclosure requirements. Statement No. 166 is effective prospectively, for annual periods beginning after November 15, 2009, and interim and annual periods thereafter. Although Statement No. 166 has not been incorporated into the Codification, in accordance with ASC 105, the standard shall remain authoritative until it is integrated. The Company does not expect the adoption of Statement No. 166 will have a material impact on its financial position or results of operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our investors.

3.   DESCRIPTION OF PROPERTY

The Company’s production factory is located in ShuShan District in HeFei City. The production facilities cover 36 different equipments and platforms at value of 5.1 million RMB.  The Company’s office is located in the High-tech Zone in HeFei City. Total area of 800 square meters which values 7.6 million RMB.

4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of outstanding Registrant Common Stock as of October 26, 2010 (after giving effect to the Exchange) by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all executive officers and directors as a group. Except as indicated in the footnotes below, the security and stockholders listed below possess sole voting and investment power with respect to their shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percent of Class (2)
KME Investments Group Limited	2,267,320	90%
XiuLiang Zhang	0	0%
Jun Liu	0	0%
ZhengYing Li	0	0%
All Directors and Executive Officers as a Group (3 persons)	0	0%

(1) "Beneficial Owner" means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares, underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2) For each shareholder, the calculation of percentage of beneficial ownership is based upon 2,519,320 shares of Common Stock outstanding as of October 26, 2010, and shares of Common Stock subject to options, warrants and/or conversion rights held by the shareholder that are currently exercisable or exercisable within 60 days, which are deemed to be outstanding and to be beneficially owned by the shareholder holding such options, warrants, or conversion rights. The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants and conversion rights to obtain additional securities and that no other shareholder has exercised such rights.

5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers. All of the Company’s executive officers and directors were appointed on October 25, 2010, the effective date of the Acquisition. All directors hold office until the first annual meeting of the stockholders of the Company and until the election and qualification of their successors or their earlier removal or retirement.

Officers are elected annually by the board of directors and serve at the discretion of the board.

Name (1)	Age	Title
XiuLiang Zhang	58	Chairman, President
Jun Liu	39	Chief Executive Officer, Director
ZhengYing Li	41	Chief Financial Officer, Director

Xiu Liang Zhang.  Chairman, President.  Since March 18, 2010, Mr. Zhang has served as a Director of DLT International Limited.  In that capacity he serves as its highest decision maker and is responsible for making the operating policies and developing plans, regulating and supervising the business activities, review and approval of its financial budget and accounts. Mr. Zhang has over 20 years of experience in the industry. Since 1989, Mr.  Zhang has been in the field of motor vehicle testing, research and development. In 1995 he founded the DLT Group, in which he served as the Chairman of the Company leading  the Company into becoming the leading brand in the national industry.  Prior thereto, Mr. Zhang served as director for the Department of Radio Engineering for the China Science and Technology University.  Mr. Zhang is the Executive Vice-Chairman of China Auto Back Market League, Chairman of the Committee of Experts, Director of China Automotive Maintenance Association and China Automotive Maintenance Equipment Association. Mr. Zhang graduated with a degree in Radio Engineering from China Science and Technology University

Jun Liu.  Chief Executive Officer, Director.  Since January 2006, Mr. Liu has been the General Manager of DLT Group.  Since March 18, 2010, Mr. Liu has served as Chief Executive Officer of the Company.    From 1998 to 2003, Mr. Liu served as Deputy General Manager of DLT (ShenZhen) Co., Ltd. From March 2003  to January 2006, Mr. Liu served as General Manager for DLT (HeFei) Co., Ltd. Mr. Liu is a Senior Engineer, Senior Expert of the Chinese Equipment Project Expert Committee. Mr. Liu graduated from China Science and Technology University in 1995. Mr. Liu has taught classes at  China Science and Technology University during 1991 – 1998 and has also been involved in the research of motor vehicle testing.  Mr. Liu received a master’s degree in Business Management.

ZhengYing Li.  Chief Financial Officer, Director.  Since March 18, 2010, Mr. Li has served as Chief Financial Officer of DLT.   From 2006 to present, Mr. Li has been Deputy Manager and Chief Finance Officer in charge of the finance sector for Dalei.  From 1988 to 2006, Mr. Li served as Chief Finance Officer for the AnHui Silk Knitting Factory (a large state-owned enterprise).  Mr. Li graduated from AnHui Institute of Finance and Economics in 1988.

AUDIT COMMITTEE. The Company intends to establish an audit committee, which will consist of independent directors. The audit committee's duties would be to recommend to the Company's board of directors the engagement of independent auditors to audit the Company's financial statements and to review its accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of the Company's board of  directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

COMPENSATION COMMITTEE. Our board of directors does not have a standing compensation committee responsible for determining executive and director compensation.  Instead, the entire board of directors fulfills this function, and each member of the Board participates in the determination.  Given the small size of the Company and its Board and the Company's limited resources, locating, obtaining and retaining additional independent directors is extremely difficult.  In the absence of independent directors, the Board does not believe that creating a separate compensation committee would result in any improvement in the compensation determination process.  Accordingly, the board of directors has concluded that the Company and its stockholders would be best served by having the entire board of directors act in place of a compensation committee.  When acting in this capacity, the Board does not have a charter.

In considering and determining executive and director compensation, our board of directors reviews compensation that is paid by other similar public companies to its officers and takes that into consideration in determining the compensation to be paid to the Company’s officers.  The board of directors also determines and approves any non-cash compensation to any employee. The Company does not engage any compensation consultants to assist in determining or recommending the compensation to the Company’s officers or employees.

PART 6. EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to (i) each individual serving as our principal executive officer during our last completed fiscal year; and (ii) each other individual that served as an executive officer at the conclusion of the fiscal year ended December 31 and who received in excess of $100,000 in the form of salary and bonus during such fiscal year (collectively, the Named Executives).

Name and Principal Position	Year	Salary	Bonus	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
XiuLiang Zhang	2010	-	-	-	-	-	-
	2009	-	-	-	-	-	-
	2008	-	-	-	-	-	-
Jun Liu	2010	-	-	-	-	-	-
	2009	-	-	-	-	-	-
	2008
ZhengYing Li	2010	-	-	-	-	-	-
	2009	-	-	-	-	-	-
	2008	-	-	-	-	-	-
John David Palmer	2010	-	-	-	-	-	-
	2009	-	-	-	-	-	-
	2008	-	-	-	-	-	-
Jeannette Aparecida da Silva	2010	-	-	-	-	-	-
	2009	-	-	-	-	-	-
	2008	-	-	-	-	-	-

Compensation Policy. Our Company’s executive compensation plan is based on attracting and retaining qualified professionals who possess the skills and leadership necessary to enable our Company to achieve earnings and profitability growth to satisfy our stockholders. We must, therefore, create incentives for these executives to achieve both Company and individual performance objectives through the use of performance-based compensation programs. No one component is considered by itself, but all forms of the compensation package are considered in total. Wherever possible, objective measurements will be utilized to quantify performance, but many subjective factors still come into play when determining performance.

Compensation Components. As an early-stage development company, the main elements of our compensation package consist of base salary, stock options and bonus.

Base Salary. As we continue to grow and financial conditions improve, these base salaries, bonuses and incentive compensation will be reviewed for possible adjustments. Base salary adjustments will be based on both individual and Company performance and will include both objective and subjective criteria specific to each executive’s role and responsibility with the Company.

COMPENSATION OF DIRECTORS

At this time, directors receive no remuneration for their services as directors of the Company, nor does the Company reimburse directors for expenses incurred in their service to the Board of Directors. The Company does not expect to pay any fees to its directors for the 2009 fiscal year.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

We do not have employment agreements with any of our officers, directors or key personnel.  The Company’s principal operating subsidiary, Dalei Automotive Testing Technology (Shenzhen) Co.,  Ltd. has employment agreements with the following persons: XiuLiang Zhang, to serve as Chairman of the Board and President, executed on June 3, 2010 for a one year term, subject to automatic renewals of one year at the rate of $30,000 per year; Jun Liu, as Chief Executive Officer, executed on June 3, 2010 for a one year term, subject to automatic renewals of one year at the rate of $30,000 per year; and ZhengYing Li, as Chief Financial Officer, executed on June 3, 2010 for a one year term, subject to automatic renewals of one year at the rate of $30,000 per year.

7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Currently, we have no independent directors on our Board of Directors, and therefore have no formal procedures in effect for reviewing and pre-approving any transactions between us, our directors, officers and other affiliates. We will use our best efforts to insure that all transactions are on terms at least as favorable to the Company as we would negotiate with unrelated third parties.

8. DESCRIPTION OF SECURITIES

COMMON STOCK

Number of Authorized and Outstanding Shares. The Company's Articles of Incorporation authorizes the issuance of 75,000,000 shares of Common Stock, $.001 par value per share, of which 36,000,000 post-split adjusted shares were outstanding on October 26, 2010.  On October 18, 2010 the Company approved an amendment to its Articles of Incorporation (the “Amendment”) to increase the number of its authorized shares of common stock from 75,000,000 to 300,000,000 shares and to affect a 14.29 for one forward-split of the Registrant’s issued and outstanding shares of Common Stock.

Voting Rights. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock have no cumulative voting rights. Accordingly, the holders of in excess of 50% of the aggregate number of shares of Common Stock outstanding will be able to elect all of the directors of the Company and to approve or disapprove any other matter submitted to a vote of all stockholders.

Other. No shareholder has any preemptive right or other similar right to purchase or subscribe for any additional securities issued by the Company, and no shareholder has any right to convert the common stock into other securities. No shares of common stock are subject to redemption or any sinking fund provisions. All the outstanding shares of the Company's common stock are fully paid and non-assessable. Subject to the rights of the holders of the preferred stock, if any, the Company's shareholders of common stock are entitled to dividends when, as and if declared by the Board from funds legally available therefore and, upon liquidation, to a pro-rata share in any distribution to shareholders. The Company does not anticipate declaring or paying any cash dividends on the common stock in the foreseeable future.

PREFERRED STOCK

The Company's Amended Articles of Incorporation will authorize the issuance of 10,000,000 shares of “ blank check” Preferred Stock, par value $0.001 per share, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of Preferred Stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Company's board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Transfer Agent

Shares of Common Stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the Common Stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state securities laws. The Company's transfer agent for its Common Stock is West Coast Stock Transfer Corp. located at 2010 Hancock Street, Suite A, San Diego, California 92110, Telephone (619) 664-4780.

Penny Stock

The Commission has adopted rules that define a “penny stock” as equity securities under $5.00 per share which are not listed for trading on Nasdaq (unless the issuer (i) has a net worth of $2,000,000 if in business for more than three years or $5,000,000 if in business for less than three years or (ii) has had average annual revenue of $6,000,000 for the prior three years). The Company's securities are characterized as penny stock, and therefore broker-dealers dealings in the securities are subject to the disclosure rules of transactions involving penny stock which require the broker-dealer, among other things, to (i) determine the suitability of purchasers of the securities and obtain the written consent of purchasers to purchase such securities and (ii) disclose the best (inside) bid and offer prices for such securities and the price at which the broker-dealer last purchased or sold the securities. The additional requirements imposed upon broker-dealers discourage them from engaging in transactions in penny stocks, which reduces the liquidity of the Company's securities. The Company's common stock is currently quoted on the OTC Bulletin Board under the symbol EEPU.OB.

Part II.

1.   MARKET INFORMATION.

Currently the Company’s common shares are listed on the Over-the-Counter Bulletin Board (OTCBB) under the ticker symbol “EEPU.OB”.  However, as of the date of this report there have been no trading activities in the Company’s common stock.  There can be no assurance that a market will ever develop in the Company’s common stock in the future.  If a market does not develop, then investors would be unable to sell any of the Company’s common stock likely resulting in a complete loss of any funds therein invested.

Since our inception, we have not paid any dividends on our Common Stock, and we do not anticipate that we will pay any dividends in the foreseeable future. We intend to retain any future earnings for use in our business.  As of October 26, 2010, we had approximately 36 shareholders of record.

2.  LEGAL PROCEEDINGS

The Company is not a party to any pending legal proceedings, and no such proceedings are known to be contemplated.

No director, officer, or affiliate of the Company and no owner of record or beneficial owner of more than 5.0% of the securities of the Company, or any associate of any such director, officer or security holder is a party adverse to the Company or has a material interest adverse to the Company in reference to pending litigation.

3. CHANGES IN AND DISAGREEMENT WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable.

4.  RECENT SALES OF UNREGISTERED SECURITIES.

Since inception of the Company on October 14, 2008, the Company sold the following unregistered securities:

On November 6, 2008, we issued 9,300,000 shares of Common Stock to John David Palmer, who at the time was our sole Officer and Director, for total consideration of $9,300, or $0.001 per share.

On October 25, 2010, the Registrant authorized the issuances of 2,267,320 shares of Common Stock in connection with the execution of a Securities Exchange Agreement with DLT International Limited.

Except as noted above, the sales of the securities identified above were made pursuant to privately negotiated transactions that did not involve a public offering of securities and, accordingly, we believe that these transactions were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D and Regulation S promulgated thereunder. The agreements executed in connection with this sale contain representations to support the Registrant’s reasonable belief that the Investor had access to information concerning the Registrant’s operations and financial condition, the Investor acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investor are sophisticated within the meaning of Section 4(2) of the Securities Act and are “accredited investors” (as defined by Rule 501 under the Securities Act). In addition, the issuances did not involve any public offering; the Registrant made no solicitation in connection with the sale other than communications with the Investor; the Registrant obtained representations from the Investor regarding their investment intent, experience and sophistication; and the Investor either received or had access to adequate information about the Registrant in order to make an informed investment decision.  All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

5. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide the Company with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Pursuant to the Company’s Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, because of his position as such, to the fullest extent authorized by Nevada Revised Statutes, as the same exists or may hereafter be amended. In certain cases, we may advance expenses incurred in defending any such proceeding.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

Anti-Takeover Effects of Provisions of Nevada State Law

We may be or in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada or through an affiliated corporation.

The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares is sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with that person, obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights, is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging corporate takeovers.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder" unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our Board of Directors.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

For a description of the change of control and the material agreements entered into in connection therewith, please see Item 2.01 of this Current Report on Form 8-K, which discussion is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On October 25, 2010, John David Palmer effectively resigned from his role as the Registrant’s Chief Executive Officer, President, Chief Financial Officer, Principal Financial and Accounting Officer, and Jeannette Aparecida da Silva resigned from her role as the Registrant’s secretary.  XiuLiang Zhang was elected as the Registrant’s Chairman and President, Jun Liu was elected as Chief Executive Officer and Director, and ZhengYing Li was elected as Chief Financial Officer.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On October 18, 2010, the Registrant approved an amendment to its Articles of Incorporation (the “Amendment”) (i) change its name to DLT International, Ltd. (the “Name Change”), (ii) increase the number of its authorized shares of capital stock from 75,000,000 to 310,000,000 shares of which (a) 300,000,000 shares were designated common stock, par value $0.001 per share and (b)10,000,000 were designated “preferred stock”, par value $0.001 per share (the “Preferred Stock”), (iii) authorize the creation of a class of 10,000,000 shares of blank check preferred stock, (iv) and to effect a forward-split such that fourteen and 29/100 (14.29) shares of its Common Stock were issued for every 1 share of Common Stock issued and outstanding immediately prior to filing of the Amendment (the “Split”).  Approval of the Company's stockholders was obtained through the consent of the Registrant’s majority shareholder and waiver of shareholders’ meeting on October 18, 2010, as authorized by Section 78.320 of the Nevada Revised Statutes.  As a result of the forward stock split, each share of the Company's common stock issued and outstanding on such date was split into 14.29 shares of the Company's common stock.  The Company intends to apply to change its stock symbol on the Over the Counter Bulletin Board.

PART III.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

 (a) Financial statements: As a result of the Exchange described in Item 2.01, the Registrant is filing the audited financial statement information of DLT’s principal operating subsidiary, Dalei Automobile Testing Technology (Shenzhen) Co., Ltd. as Exhibit 99.1 to this current report.

 (b) Pro forma financial information: The unaudited pro forma consolidated financial information regarding the registrant and the Company is attached to this current report as Exhibit 99.2.

 (c) Exhibits:

Exhibit	Description
2.1	Securities Exchange Agreement by and among Eco Energy Pumps, Inc., DLT International Limited., and the Shareholders of DLT International Limited. (1)

3.1	Certificate of Incorporation of DLT International Limited (1)

3.2	Memorandum and Articles of Association of DLT International Limited (1)

3.3	Certificate of Incorporation of Dalei Automobile Testing Technology (Shenzhen) Co., Ltd.

3.4	Memorandum and Articles of Dalei Automobile Testing Technology (Shenzhen) Co., Ltd.

10.1	Employment Agreement between Dalei Automobile Testing Technology (Shenzhen) co., Ltd. and XiuLiang Zhang, dated April 22, 2009. (1)

10.2	Employment Agreement between Dalei Automobile Testing Technology (Shenzhen) co., Ltd. and Jun Liu, dated April 22, 2009. (1)

10.3	Employment Agreement between Dalei Automobile Testing Technology (Shenzhen) co., Ltd. and ZhengYing Li, dated April 22, 2009. (1)

99.1	Audited financial statements Dalei Automobile Testing Technology (Shenzhen) co., Ltd. For the period ended June 30, 2010. (1)

99.2	Unaudited Pro Forma Consolidated Financial Statements. (1)

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ECO ENERGY PUMPS, INC.
Date: October 26, 2010	/s/XiuLiang Zhang
By: XiuLiang Zhang, President